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                                                              EX-21
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                          SIGCORP, Inc.

                  SUBSIDIARIES OF THE REGISTRANT


            Southern Indiana Gas and Electric Company

       Southern Indiana Properties, Incorporated in Indiana

          Energy Systems Group, Incorporated in Indiana

        Southern Indiana Minerals, Incorporated in Indiana

         SIGCORP Energy Services, Incorporated in Indiana

             SIGCORP Capital, Incorporated in Indiana

              SIGCORP Fuels, Incorporated in Indiana

         SIGCORP Power Marketing, Incorporated in Indiana

     SIGCORP Communications Services, Incorporated in Indiana

     SIGECO Advanced Communications, Incorporated in Indiana

     SIGCORP Environmental Services, Incorporated in Indiana
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